Exhibit 99.2

EVEREST APOTHECARY, INC.

FINANCIAL STATEMENT

JUNE 1, 2023 (Date of Acquisition)

EVEREST APOTHECARY, INC.

Table of Contents

Page

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENT:

Statement of Assets Acquired and Liabilities Assumed as of June 1, 2023	2

Notes to the Financial Statements	3

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of Everest Apothecary, Inc.

Opinion

We have audited the accompanying financial statements of Everest Apothecary, Inc. which comprise the statements of Assets Acquired and Liabilities Assumed as of June 1, 2023 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Everest Apothecary, Inc. as of June 1, 2023 in accordance with accounting principles generally accepted in the United State of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Everest Apothecary, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

o	Exercise professional judgment and maintain professional skepticism throughout the audit.

o	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

o	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Everest Apothecary, Inc. internal control. Accordingly, no such opinion is expressed.

o	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

o	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Everest Apothecary, Inc. ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/S BF Borgers CPA PC

Lakewood, CO

August 17, 2023

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EVEREST APOTHECARY, INC.

Statement of Assets Acquired and Liabilities Assumed

June 1,
2023
ASSETS
Current assets:
Cash and cash equivalents	$1,412,722
Accounts receivable	716,440
Inventory	5,000,000

Total current assets	7,129,162

Property and equipment	1,443,149
Operating lease right of use assets	1,878,545

TOTAL ASSETS	$10,450,856

LIABILITIES AND EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$1,656,497
Lease liabilities - current	222,058

Total current liabilities	1,878,555

Long- Term Liabilities:
Lease liabilities, net of current portion	1,656,487

TOTAL LIABILITIES	3,535,042

TOTAL EQUITY	6,915,814

TOTAL LIABILITIES AND EQUITY	$10,450,856

See Accompanying Notes to the Financial Statement

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

1.	NATURE OF OPERATIONS

(a)	Business Description

Everest Apothecary, Inc (the “Company”) is a vertically integrated cannabis company with operations in New Mexico. The Company operates fourteen retail dispensaries, one cultivation and one manufacturing facility.

(b)	The Regulatory Environment

The manufacture, distribution or dispensing of cannabis remains prohibited under the Controlled Substances Act (“CSA”) of 1970. Under the CSA, cannabis is classified as a Schedule-I controlled substance. The United States Supreme Court has ruled that it is the United States federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. Many states impose and enforce similar prohibitions. Notwithstanding the CSA, thirty-eight states, three territories, and the District of Columbia have legalized certain cannabis-related activity.

The Company operates in a volatile and rapidly evolving industry whereby regulations may vary significantly from state to state.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The Company’s financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”).

(b)	Cash

Cash includes cash deposits in financial institutions and cash held at retail locations.

(c)	Accounts Receivable

The Company grants uncollateralized credit to customers during the ordinary course of business operations.

(d)	Inventory

Inventory is primarily comprised of raw materials, internally produced work in process, and finished goods.

Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the growing and production processes. Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Property and Equipment

Purchase of property and equipment are recorded at cost, net of accumulated depreciation and impairment losses, if any. Improvements and replacements of property and equipment are capitalized. Maintenance and ordinary repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. Depreciation is calculated on a straight-line basis over the estimated economic useful lives of each class of assets using the following terms:

Land	Not Depreciated
Leasehold Improvements	Lesser of the life of the lease or estimated useful life of the asset
Furniture and Fixtures	3 - 5 Years
Computer Equipment	3 – 5 Years
Vehicles	5 Years
Machinery and Equipment	3-5 Years

The assets’ carrying values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Statements of Income in the year the asset is derecognized.

(f)	Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date or date of consolidation/control. Amortization of definite-lived intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Costs incurred during the year to renew or extend the term of a recognized intangible asset are included within additions and are amortized on a straight-line basis over the useful lives of the permit or license renewal period. Intangible assets are amortized over estimated useful lives ranging from three to fifteen years.

The estimated useful lives and residual values are reviewed at each year end and any changes in estimates are accounted for prospectively. Intangible assets that have an indefinite useful life are not subject to amortization.

Definite-lived intangible assets are tested for impairment when there is an indication of impairment. Indefinite-lived intangible assets are tested for impairment annually or more frequently as warranted if events or changes in circumstances indicate impairment.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Leased assets

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-Use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under ASC 840. The Company elected the package of practical expedients permitted under the standard, which also allowed the Company to carry forward historical lease classifications. The Company also elected the practical expedient related to treating lease and non-lease components as a single lease component for all equipment leases as well as electing a policy exclusion permitting leases with an original lease term of less than one year to be excluded from the ROU assets and lease liabilities.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company's leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

Operating leases are included in operating lease Right-of-Use assets and operating lease liabilities, current and long term, on the Company's accompanying statement of assets acquired and liabilities assumed.

(h)	Income Taxes

Everest Apothecary, Inc. has elected to be taxed as C Corporations. Accordingly, the Company accounts for income taxes for the activity of these entities under ASC 740 Income Taxes.

Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

In accordance with FASB ASC Topic 740, Income Taxes, management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state, or local tax authorities for years before 2017. Interest and penalties are classified as expense as incurred. Income tax benefits are recognized for income tax positions taken or expected to be taken in a tax return, only when it is determined that the income tax position will more-likely than-not be sustained upon examination by taxing authorities. The Company has analyzed tax positions taken for filings with the Internal Revenue Service and all tax jurisdictions where it operates. The Company believes that income tax filing positions will be sustained upon examination and does not anticipate any adjustments that would result in a material adverse effect on the Company’s financial condition, results of operations or cash flows. Accordingly, the Company has not recorded any reserves, or related accruals for interest and penalties for uncertain income tax positions at June 1, 2023.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Income Taxes (Continued)

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax position as a component of income tax expense. As of June 1, 2023 the Company did not have any accrued interest or penalties associated with any unrecognized tax positions, nor was any interest or penalties recognized.

(j)	Revenue Recognition

Revenue is recognized by the Company in accordance with the FASB ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of wholesale and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

(k)	Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 – Inputs for the asset or liability that are not based on observable market data.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)	Significant Accounting Judgments, Estimates, and Assumptions

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant estimates inherent in the preparation of the Company’s financial statements include the assumptions related to the estimated useful lives for property and equipment and intangible assets.

(m)	Concentrations of Credit Risk

The Company’s financial instruments that at times are exposed to concentrations of credit risk consist primarily of cash. The Company maintains cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management does not believe the Company is exposed to significant credit risk related to cash because the Company maintains cash with high quality institutions.

(n)	Recent Accounting Pronouncements

(i)	In June 2016, the FASB issued ASC 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to measure all expected credit losses for most financial assets held at the reporting date based on an expected loss model which includes historical experience, current conditions, and reasonable and supportable forecasts. Companies will now use forward-looking information to better form their credit loss estimates. ASU 2016-13 also requires enhanced disclosures to help financial statement users better understand significant estimates and judgements used in estimating credit losses, as well as the credit quality and underwriting standards of a company’s portfolio. For private companies, ASU 2016-13 is effective for annual periods beginning after December 15, 2022. The Company adopted the new standard and management does not believe the standard had a material impact on the financial statements.

(o)	Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.

As of the date hereof, the Company’s operations have not been significantly impacted as the cannabis industry has been deemed an essential service in many states since March 2020. Going forward, the extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on various developments, including the duration and magnitude of the outbreak, and the impact on customers, employees and vendors, all of which are uncertain and cannot be predicted.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

3.	INVENTORY

The Company’s inventory consists of the following as of June 1, 2023:

June 1, 2023
Raw materials	$229,589
Work in process	489,665
Finished goods	4,280,746

Total Inventories	$5,000,000

4.	PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following as of June 1, 2023:

June 1, 2023
Leasehold improvements	$1,440,254
Equipment	2,897

Total property and equipment	$1,443,151

5.	ACQUISITION

The Company was acquired on June 1, 2023 pursuant to an Asset Purchase Agreement, dated April 21, 2023, between Evergreen Holdco, LLC, (“Everest Purchaser”), a wholly-owned subsidiary of the Medicine Man Technologies, Inc., Sucellus, LLC (“Everest Seller”), James Griffin, Brook Laskey, William Baldwin, Andrew Dolan, and Greg Templeton, and Brook Laskey, as Representative, as amended on June 1, 2023 (the “Everest Purchase Agreement”). Everest Purchaser acquired substantially all of the operating assets of Everest Seller and assumed specified liabilities of Everest Seller, subject to the terms and conditions set forth in the Everest Purchase Agreement (the “Everest Acquisition”). Pursuant to existing laws and regulations in New Mexico, the cannabis licenses for the facilities managed by Everest Seller are held by the Company. At the closing, Everest Purchaser gained control over the Company by replacing the officers and directors of the Company with officers of the Medicine Man Technologies, Inc. On the same date, Everest Purchaser entered into a separate Call Option Agreement that gives Everest Purchaser the right to acquire 100% of the equity or 100% of the assets of the Company for a purchase price of $100 if, in the future, the New Mexico legislature adopts legislation that permits NFPs to (i) convert to a for-profit corporation and maintain its cannabis license or (ii) sell its assets (including its cannabis license) to a for-profit corporation. After purchase price adjustments and subject to post-closing adjustments, the aggregate purchase price for Everest Acquisition received at closing was approximately $38 million, of which $12.5 million was paid in cash, $17.5 million was paid in the form of an unsecured promissory note issued by Everest Purchaser to Everest Seller (the “Everest Note”), and $8 million was paid in Everest Purchaser common stock in the amount of 7,619,047 shares. The Everest Note is payable on the last day of the calendar quarter following the fourth anniversary of the closing of the Everest Acquisition with interest payable quarterly at an annual interest rate of 5%. Two initial principal and interest payments of $1,250,000 are due to the Company on August 30, 2023 and November 28, 2023. Everest Purchaser is required to make installment payments of principal and interest starting June 30, 2025, and the total outstanding principal will be due on May 31, 2027.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

5.	ACQUISITION (Continued)

In addition to the foregoing, Everest Purchaser may be required to make a potential “earn-out” payment of up to an additional $8 million, payable in Company common stock priced at closing of the Everest Acquisition, based on the revenue performance of certain retail stores of Everest for 12 months following such stores opening for business. The earnout is estimated to be $2,520,448. Indemnification claims permitted under the Everest Purchase Agreement will be offset against the Everest Note.

The Company utilized purchase price accounting to value assets sold, which values such assets at approximately fair market value. The purchase price accounting for the Everest acquisition resulted in $8,475,758 of goodwill and $25,128,876 of intangibles, however valuation has not been finalized and has a measurement period of up to one-year from the acquisition date. During the one-year measurement period, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill.

This transaction was accounted for as a business combination in accordance with ASC 805, Business Combinations (“ASC 805”) in the period acquired. In consideration of the sale and transfer of the acquired assets the Company paid as follows:

Everest Apothecary, Inc.
Cash	$12,500,000
Seller note	17,500,000
Common stock	8,000,000
Expected earn-out	2,520,448

Total purchase price	$40,520,448

Description	Everest Apothecary, Inc.
Assets acquired:
Cash	$1,412,722
Accounts receivable	716,440
Inventory	5,000,000
Property and Equipment	1,443,149
Operating lease right of use assets	1,878,545
Intangible assets	25,128,876
Goodwill	8,475,758

Total Assets acquired	$44,055,490

Liabilities assumed:
Accounts payable and accrued expenses	$1,656,497
Lease liability	1,878,545

Total Liabilities assumed	3,535,042

Estimated fair value of net assets acquired	$40,520,448

Transaction costs incurred in connection with the acquisition totaled approximately $235,000.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

6.	INTANGIBLE ASSETS

Intangible assets as of June 1, 2023 primarily consist of licenses, tradenames, customer relationships, and non-compete agreements.

The following table presents the Company’s future projected annual amortization expense as of June 1, 2023:

2023	$966,746
2024	1,668,380
2025	1,668,380
2026	1,668,380
2027	1,668,380
Thereafter	17,488,610
Total	$25,128,876

7.	LEASED ASSETS

Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. Leases with a term greater than one year are recognized on the balance sheet at the time of lease commencement or modification of an ROU operating lease asset and a lease liability, initially measured at the present value of the lease payments. Lease costs are recognized in the income statement over the lease term on a straight-line basis. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease.

The Company’s leases consist of real estate leases for office, retail, cultivation, and manufacturing facilities. The Company elected to combine the lease and related non-lease components for its operating leases.

The Company’s operating leases include options to extend or terminate the lease, which are not included in the determination of the ROU asset or lease liability unless reasonably certain to be exercised. The Company’s operating leases have remaining lease terms of less than ten years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

As the Company’s leases do not provide an implicit rate, we used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. The discount rate used in the computations ranged between 6% and 12%.

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

8.	LEASED ASSETS (Continued)

Balance Sheet Classification of Operating Lease Assets and Liabilities as of June 1, 2023:

	Statement Line	June 1, 2023
Asset
Operating lease right of use assets	Noncurrent assets	$1,878,545

Liabilities
Lease liabilities	Current Liabilities	$222,058
Lease liabilities	Noncurrent liabilities	$1,656,487

Maturities of Lease Liabilities as of June 1, 2023, are as follows:

2023	$2,875,010
Less: Interest	996,465
Present value of lease liabilities	$1,878,545

The following table presents the Company’s future minimum lease obligation under ASC 842 as of June 1,2023:

2023	251,725
2024	423,362
2025	347,572
2026	349,387
2027	336,235
Thereafter	1,166,729
Total	$2,875,010

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EVEREST APOTHECARY, INC.

Notes to Financial Statement

As of June 1, 2023

9.	COMMITMENTS AND CONTINGENCIES

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

(a)	Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of June 1, 2023, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

(b)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 1, 2023, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s combined results of operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

10.	RISKS AND UNCERTAINTIES

The business involves the growing of cannabis, an agricultural product, which is subject to the risks inherent in the agricultural business, such as losses due to infestation by insects or plant diseases and similar agricultural risks.

11.	SUBSEQUENT EVENTS

Management has evaluated significant events or transactions that have occurred since the balance sheet date and through June 1, 2023 the date the financial statements were available to be issued, and has determined that it has no material subsequent events to disclose.

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